EXHIBIT 4.1


                                   EXHIBIT "A"

                               ASTRIS ENERGI INC.

                                STOCK OPTION PLAN

                           EFFECTIVE DATE: JUNE  , 2000
                           ----------------------------

1.   STATEMENT OF PURPOSE
     --------------------

1.1  PRINCIPAL PURPOSES.
     -------------------

     The principal purposes of the Plan are to:

     (a) promote a proprietary interest in the Company among the directors, officers, employees and Consultants of the Company;

     (b) retain and attract qualified directors, officers, employees and Consultants as the Company requires;

     (c)  provide a long term incentive element in overall compensation; and

     (d)  promote the long term profitability of the Company.

2.   DEFINTITIONS
     ------------

2.1  DEFINED TERMS.
     --------------

     For the purposes of this Plan, the following terms have the following meanings:

"ASSOCIATE" has the meaning ascribed to that term in the Securities Act
(Ontario);

"BOARD" means the board of directors of the Company;

"BUSINESS DAY" means any day other than a Saturday, a Sunday or a statutory holiday observed in the Province of Ontario;

"COMPANY" means Astris Energi Inc., a corporation continued into the Province of Ontario, its subsidiaries and its successors and assigns, and any reference in the Plan to action by the Company means action by or under the authority of the Board or any person or the Committee that has been designated for that purpose by the Company;

"CONSULTANT" means a person providing on-going services to the Company;

"DATE OF GRANT" of an Option means the date the Option is granted to a Participant under the Plan;

"DESIGNATED NUMBER" has the meaning ascribed to it in Subsection 3.3(a) hereof;


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"DESIGNATED PERCENTAGE" has the meaning ascribed to it in Subsection 33(c)
hereof;

"DISABILITY" means a medically determinable physical or mental impairment expected to result in death or to last for a continuous period of not less than six months, which causes an individual to be unable to engage in any substantial gainful activity;

"EARLIEST EXERCISE DATE" has the meaning ascribed to it in Subsection 3.3(d) hereof;

"EFFECTIVE DATE" means June , 2000, when this Plan was approved by the Board; -

"ELIGIBLE DIRECTOR" has the meaning ascribed to it in Section 3.2 hereof;

"ELIGIBLE EMPLOYEE" has the meaning ascribed to it in Subsection 3.1 (a) hereof;

"ELIGIBLE OFFICER" has the meaning ascribed to it in Subsection 3.1 (b) hereof;

"EXERCISE NOTICE" has the meaning ascribed to it in Subsection 3.6(a) hereof;

"EXPIRY TIME" means, in relation to an Option, 5:00 p.m. (Toronto time) on the Latest Exercise Date;

"INSIDER" means

     (a) an insider as defined in the Securities Act (Ontario), other than a person who falls within that definition solely by virtue of being a director or senior officer of a subsidiary of the Company; and

     (b)  an Associate of any person who is an insider by virtue of (a), above;

"LATEST EXERCISE DATE" has the meaning ascribed to it in Subsection 3.3(e) hereof;

"MARKET PRICE" on any date means, in respect of the Shares, the closing price of the Shares on the trading day immediately preceding such date on the quotation system or stock exchange on which the greatest volume of trading of Shares has occurred on that trading day or such price as may be determined by the Board as being the market value of the Shares if not traded on any quotation system or stock exchange;

"OFFEROR" has the meaning ascribed to that term in the Securities Act (Ontario);

"OPTION" means a right granted under the Plan to a Participant to purchase Shares in accordance with the Plan;

"OPTION PRICE" has the meaning ascribed to it in Subsection 3.3(b) hereof;

"OPTION YEAR" in respect of an Option means the year commencing on the Earliest Exercise Date of the Option or on any anniversary of such date, and ending one year thereafter or on the Latest Exercise Date;


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


"OUTSTANDING ISSUE" means the aggregate number of Shares that are outstanding immediately prior to the Share issuance in question, excluding Shares which have been issued pursuant to Share Compensation Arrangements within the preceding one year period;

"PARTICIPANT" means an Eligible Employee, Eligible Officer or Eligible Director, who has agreed to participate in the Plan on such terms as the Company may specify at the time he or she is designated as an Eligible Employee, Eligible Officer or Eligible Director, respectively;

"PLAN" means this 2000 Stock Option Plan, as amended and restated from time to time;

"SHARES" means common shares of the Company, and includes any shares of the Company into which such shares may be converted, reclassified, subdivided, consolidated, exchanged or otherwise changed, whether pursuant to a reorganization, amalgamation, merger, arrangement or other form of reorganization;

"SHARE COMPENSATION ARRANGEMENT" means a stock option, stock option plan, employee stock purchase plan or any other compensation or incentive plan involving the issuance or potential issuance of Shares to Participants, including a purchase of Shares from treasury which is financially assisted by the Company by way of a loan, guarantee or otherwise;

"SPECIFIED SHARES" has the meaning ascribed to it in Subsection 6.3(c) hereof;

"TAKE-OVER BID" means a take-over bid, as defined in the Securities Act (Ontario), which is a "formal bid" as defined in such Act, and which is made for all of the issued and outstanding Shares in the capital of the Company and may exclude (i) those Shares in the capital of the Company which are then owned by the offeror under such Take-over Bid, and/or (ii) those Shares in the capital of the Company which the offeror under such Take-over Bid then otherwise has, directly or indirectly, the right to acquire.

"TAKE-OVER BID NOTICE" has the meaning ascribed to it in Subsection 6.3(b) hereof;

"UNEXERCISABLE SHARES" has the meaning ascribed to it in Subsection 3.6(b) hereof; and

"VESTING DATE" has the meaning ascribed to it in Subsection 3.3(c) hereof.

2.2  NUMBER AND GENDER.
     ------------------

     In this Plan, unless the context requires otherwise, references to the male gender include the female gender, words importing the singular number may be construed to extend to and include the plural number, and words importing the plural number may be construed to extend to and include the singular number.

3.   GRANT OF OPTIONS AND TERMS
     --------------------------

3.1  DESIGNATION OF EMPLOYEES AND OFFICERS.
     --------------------------------------

     (a) The Company may, from time to time, designate one or more bona fide full-time employees of the Company or Consultants as "ELIGIBLE


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


          EMPLOYEES" for purposes of the Plan. If an employee agrees to participate in the Plan on such terms as the Company may specify at the time he or she is designated as an Eligible Employee, he or she shall become a Participant in the Plan.

     (b) The Company may, from time to time, designate one or more bona fide officers of the Company or Consultants as "ELIGIBLE OFFICERS" for purposes of the Plan. If an officer agrees to participate in the Plan on such terms as the Company may specify at the time he or she is designated as an Eligible Officer, he or she shall become a Participant in the Plan.

3.2  DESIGNATION OF DIRECTORS.
     -------------------------

     The Company may, from time to time, designate one or more members of the Board, not otherwise able to be designated as Eligible Employees or Eligible Officers, as an "ELIGIBLE DIRECTOR" for purposes of the Plan. If an Eligible Director agrees to participate in the Plan on such terms as the Company may specify at the time he or she is designated as an Eligible Director, he or she shall become a Participant in the Plan.

3.3  GRANT OF OPTIONS.
     -----------------

     The Company may, from time to time, grant an Option to a Participant to acquire Shares in accordance with the Plan. In granting such Option, subject to the provisions hereof, the Company shall designate,

     (a) the maximum number (the "DESIGNATED NUMBER") of Shares which the Participant may purchase under the Option;

     (b) the price (the "OPTION PRICE") per Share at which the Participant may purchase his or her Shares under the Option, which price shall be determined by the Company in accordance with Section 3.4 hereof;

     (c) a percentage of the Designated Number (the "DESIGNATED PERCENTAGE"), determined in accordance with Section 3.5 hereof, representing the maximum number of Shares that may be purchased by a Participant pursuant to the exercise of that Option in each year during the term of such Option, and the date after which such Shares may be purchased (the "VESTING DATE"); provided that if a Participant exercises an Option and purchases fewer Shares than the Designated Percentage in any year during the term of the Option, any remaining portion of the Designated Percentage of Shares shall be available for purchase at any time subsequent to the Vesting Date for such Option and prior to the Expiry Time, in addition to Shares otherwise becoming available to the Participant for purchase after any subsequent Vesting Date.

     (d) the earliest date (the "EARLIEST EXERCISE DATE") on which the Option may be exercised, which may be the Date of Grant; and

     (e) the latest date (the "LATEST EXERCISE DATE") on which the Option may be exercised, which shall be no later than five (5) years after the Date of Grant.


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


3.4  OPTION PRICE.
     -------------

     The Option Price in respect of an Option shall be determined by the Company, but shall be not less than the fair market value of the Company's Shares based on the Market Price of the Company's Shares on the day prior to the Date of Grant of the Option, provided that if the Shares are not then traded on a stock exchange or on a quotation system, the Option Price shall be the fair market value of the Shares as determined in good faith by the Board.

3.5  DESIGNATED PERCENTAGE.
     ----------------------

     The Designated Percentage in respect of an Option shall be determined by the Company in its sole discretion; however, if the Company does not specify otherwise, then the Designated Percentage shall be twenty-five percent (25%).

3.6  DEATH OF A PARTICIPANT.
     -----------------------

     If a Participant should die and the circumstances specified in Section 3.7 had not occurred in relation to such Participant and such Participant, at the time of his or her death, held an Option(s) in respect of which the Expiry Time had not then occurred:

     (a) in the case of each Option so held by the deceased Participant which had vested and was exercisable with respect to some or all of the Shares forming the subject matter thereof as at the date of the death of the deceased Participant, the legal representatives of the deceased Participant shall be entitled to send a notice in writing (an "EXERCISE NOTICE") to the Company advising that they wish to exercise such Option which notice, to be effective, must be actually received by the Company by no later than the earlier of 5:00 p.m. (Toronto time) on the date which is the 180th day following the date of the death of such deceased Participant and the Expiry Time, and must specify the number of Shares in respect of which such Option is wished to be exercised (provided that such exercise can only be in respect of up to that number of Shares that the deceased Participant could have exercised such Option as at the date of his or her death, subject to Subsection 3.6(b) hereof). In the event that:

          (i) an effective Exercise Notice is actually received by the Company by no later than the earlier of 5:00 p.m. (Toronto time) on the date which is the 180th day following the date of the death of such deceased Participant and the Expiry Time, then the Company shall issue to the estate of the deceased Participant that number of Shares as were specified in the Exercise Notice (provided that the maximum number of Shares which can be issued shall not exceed that number of Shares for which the deceased Participant could have exercised such Option as at the date of his or her death, subject to Subsection 3.6(b) hereof), which issuance shall occur as soon as practicable thereafter. If the Exercise Notice so received is in respect of less than the maximum number of Shares for which the deceased Participant could have exercised such Option as at the date of his or her death, such Option shall,


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


               subject to Subsection 3.6(b) hereof, in all respects cease and terminate and be of no further force or effect whatsoever as to such of the Shares in respect of which such Option had not been previously exercised; and

          (ii) an effective Exercise Notice is not actually received by the Company by the earlier of 5:00 p.m. (Toronto time) on the date which is the 180th day following the date of the death of such deceased Participant and the Expiry Time, such Option shall, subject to Subsection 3.6(b) hereof, in all respects cease and terminate and be of no further force or effect whatsoever as to such of the Shares in respect of which such Option had not been previously exercised;

     (b)  in the case of each Option so held by the deceased Participant which:

          (i) was not vested and was not exercisable with respect to all of the Shares forming the subject matter thereof as at the date of the death of the deceased Participant; and/or

          (ii) was not exercised on or prior to the earlier of 5:00 p.m. (Toronto time) on the date which is the 180th day following the death of such deceased Participant and the Expiry Time with respect to all of the Shares in respect of which it could have been exercised as at the date of the death of the deceased Participant,

          (the Shares in respect of which such Option was then not exercisable or exercised being collectively referred to in this Subsection 3.6(b) as the "UNEXERCISABLE SHARES") such Option may, with the prior written consent of the Company (which consent may be given or withheld by the Company in its sole and arbitrary discretion), be exercised by the deceased Participant's legal representatives with respect to up to that number of the Unexercisable Shares as the Company may, in its sole and arbitrary discretion, designate and advise such legal representatives of by notice in writing given within one year following the date of the death of the deceased Participant, provided that any such exercise is made by the deceased Participant's legal representatives pursuant to a written notice of exercise given by them to the Company on or prior to the earlier of 5:00 p.m. (Toronto time) on the date which is the 60th day following the giving of such notice by the Company and the Expiry Time and, if such a notice of exercise is given by the legal representatives of the deceased Participant, the Company shall issue to the estate of the deceased Participant that number of Shares as were specified in the notice of exercise, which issuance shall occur as soon as practicable thereafter.

3.7  RESIGNATION, DISCHARGE, REMOVAL OR TERMINATION.
     -----------------------------------------------

     (a) Except as otherwise provided in subsection 3.7(b) or in a written agreement with the Company, and approved by the Board, if a
          Participant:

          (i) resigns or is discharged as, or otherwise ceases to be, an employee or officer of the Company;


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


          (ii) resigns as, or otherwise ceases to be, a director of the Company and such Participant does not become or continue on as an employee of the Company; or

          (iii) was engaged as a Consultant and is not an employee, director or officer of the Company, and such Participant resigns from such engagement, the engagement is terminated or otherwise ceases to be so engaged, immediately after the earlier of 5:00 p.m. (Toronto time) on the 90th day following the date of the occurrence of any such resignation, discharge, removal or termination other than by reason of death as contemplated in
               Section 3.6 (and without the requirement for any further act or formality including, without limitation, the giving of any notices) and the Expiry Time, each and every Option granted to such Participant under the Plan, which has not been exercised by said time shall in all respects immediately cease and terminate and be of no further force or effect whatsoever as to the Shares in respect of such Option, regardless of whether or not such Option had vested with respect to such Shares.

     (b) Except as otherwise provided in a written agreement with the Company, and approved by the Board, if a Participant:

          (i) is discharged or terminated as an employee or officer of the Company for cause;

          (ii) ceases to be a director of the Company for cause or breach of duty and (A) does not become an employee of the Company or (B) is discharged or terminated as an employee of the Company for cause; or

          (iii) was engaged as a Consultant and is not an employee, director or officer of the Company, and the engagement is terminated by the Company for cause or breach of duty,

          immediately upon the occurrence of any such discharge, removal or termination other than by reason of death as contemplated in Section
          3.6 (and without the requirement of any further act or formality including, without limitation, the giving of any notices), each and every Option granted to such Participant under the Plan, which had not been exercised prior to such occurrence, shall in all respects immediately cease and terminate and be of no further force or effect whatsoever as to Shares in respect of such Options, regardless of whether or not such Option had vested with respect to such Shares.

          For greater certainty, the Company shall in its sole and absolute discretion determine whether "cause" or a "breach of duty" exists with respect to a discharge or termination.


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


3.8  VOLUNTARY PARTICIPATION.
     ------------------------

     Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect the employment of any Eligible Employee with the Company.

3.9  DETERMINATION OF TERMS OF OPTIONS.
     ----------------------------------

     The Board shall in its sole discretion, subject only to the terms of this Plan, determine the terms of all Options.

4.   EXERCISE OF PARTICIPANTS' OPTIONS
     ---------------------------------

4.1  TERMINATION OF OPTION.
     ----------------------

     Subject to earlier termination as provided for in Sections 3.6, 3.7 and 6.3, a Participant's Option shall terminate and may not be exercised after the Latest Exercise Date.

4.2  EXERCISE OF OUTION.
     -------------------

     Other than as provided for in Sections 3.6, 3.7 and 6.3, the exercise of an Option under the Plan shall be made by notice to the Company in writing specifying and subscribing for the number of Shares in respect of which the Option is being exercised at that time and accompanied by a certified cheque or other means of cash payment satisfactory to the Company in the amount of the aggregate Option Price for such number of Shares. As of the day the Company receives such notice and such payment, the Participant (or the person claiming through him or her, as the case may be) shall be entitled to be entered on the share register of the Company as the holder of the number of Shares in respect of which the Option was exercised and as promptly as possible thereafter shall be delivered a certificate representing that number of Shares.

4.3  WITHHOLDING REQUIREMENTS.
     -------------------------

     Upon the exercise of any Option, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy all federal, provincial, state and local withholding tax requirements, if any, prior to the delivery of any certificate or certificates for Shares.

4.4  DISPOSITION OF ACQUIRED SHARES.
     -------------------------------

     Upon the disposition of any Shares acquired through the exercise of an Option, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy all federal, provincial, state and local withholding tax requirements, if any, as a condition to the registration of the transfer of such Shares on its books. Whenever payments are to be made under the Plan to the Company in cash or by certified cheque, such payments shall be net of any amount sufficient to satisfy all federal, provincial, state and local withholding tax requirements.


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


5.   MAXIMUM NUMBER OF SHARES TO BE ISSUED UNDER THE PLAN
     ----------------------------------------------------

5.1  MAXIMUM NUMBER OF SHARES.
     -------------------------

     The maximum number of Shares which may be issued under Options granted and outstanding pursuant to this Plan by the Company to Participants is 1,000,000.

5.2  SHARES RESERVED FOR SPECIFIED PERSONS.
     --------------------------------------

     Notwithstanding any of the provisions of this Plan, the number of Shares reserved for issuance to any one person pursuant to options granted under this Plan and under other Share Compensation Arrangements shall not exceed five percent (5%) of the Outstanding Issue and the number of Shares reserved for issuance pursuant to all options granted to Insiders under this Plan and under other Share Compensation Arrangements shall not exceed fifteen percent (15%) of the Outstanding Issue. In addition, the issuance to any one Insider and such Insider's Associates, within a one year period, of Shares issued pursuant to all Share Compensation Arrangements may not exceed five percent (5%) of the Outstanding Issue and the issuance to all Insiders, within a one year period, of Shares issued pursuant to all Share Compensation Arrangements may not exceed fifteen percent (15%) of the Outstanding Issue.

5.3  EXPIRY OF OPTION.
     -----------------

     If any Option is terminated, cancelled or has expired without being fully exercised, any unissued Shares which have been reserved to be issued upon the exercise of the Option shall become available to be issued upon the exercise of Options subsequently granted under the Plan, provided that any such termination or cancellation of Options shall be conducted in accordance with the applicable rules of any stock exchange upon which the Shares of the Company are listed.

6.   ANTI-DILUTION AND TAKE-OVER BID PROVISIONS
     ------------------------------------------

6.1  ADJUSTMENTS TO OPTIONS.
     -----------------------

     Notwithstanding any other provision of the Plan, in the event of any change in the Shares by reason of any stock dividend, split, recapitalization, reclassification, amalgamation, arrangement, merger, consolidation, combination or exchange of Shares or distribution of rights to holders of Shares or any other form of corporate reorganization whatsoever, an equitable adjustment shall be made to any Options then outstanding and in the Option Price in respect of such Options. Such adjustment shall be made by the Board and, subject to applicable law, shall be conclusive and binding for all purposes of the Plan.

6.2  NO FRACTIONAL SHARES.
     ---------------------

     The Company shall not be required to issue fractional shares in satisfaction of its obligations hereunder. Any fractional interest in a Share that would, except for the provisions of this Section 6.2, be deliverable upon the exercise of any Option shall be cancelled and not be deliverable by the Company.


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


6.3  TAKE-OVER BID.
     --------------

     If a Take-over Bid is made, then, notwithstanding Subsections 3.3(c), (d) and (e) hereof, but subject to the other provisions of the Plan, the following shall apply:

     (a) The Company may, in its sole and arbitrary discretion, give its express consent to the exercise of any Options which are outstanding at the time that such Take-over Bid was made regardless of whether such Options have vested in accordance with Subsection 33(c).

     (b) If the Company has so expressly consented to the exercise of any Options outstanding at the time that such Take-over Bid was made, the Company shall, immediately after such consent has been given, give a notice in writing (a "TAKE-OVER BID NOTICE") to each Participant then holding unexpired Options (whether vested or not) advising of the making of the Take-over Bid and such notice shall provide reasonable particulars of the Take-over Bid and shall specify that the Participant may conditionally exercise all or any portion of any such unexpired Options then held by the Participant in accordance with Subsection 6.3(c) below.

     (c) If a Participant wishes to conditionally exercise any such Option, such exercise shall be made by notice in writing to the Company at any time during the period commencing on the date of the Take-over Bid Notice and ending on the date which is the earlier of the 10th day following the giving of the Take-over Bid Notice and the day immediately preceding the date specified in the Take-over Bid as the last date on which the offer therein provided for may be taken up. Such notice shall specify and conditionally subscribe for the shares (the "SPECIFIED SHARES") issuable upon conditional exercise of such Option and shall be accompanied by a certified cheque or other means of cash payment satisfactory to the Company in the amount of the aggregate Option Price for such number of Specified Shares. The conditional exercise of the Option and the conditional subscription for the Specified Shares shall be conditional upon: (i) the Participant tendering the Specified Shares into the Take-over Bid, and
          (ii) the completion of the Take-over Bid on or before the expiry of the Take-over Bid (which shall include the irrevocable obligation of the offeror to take up and pay for all Specified Shares deposited under the Take-over Bid). Provided that, if necessary in order to permit such Participant to participate in the Take-over Bid, the Options so exercised shall be deemed to have been exercised and the issuance of the Specified Shares issuable upon such exercise shall be deemed to have been issued, effective as of the first Business Day immediately prior to the date on which the Take-over Bid was made.

     (d) If, upon the expiry of the applicable Option exercise period specified in Subsection 6.3(c) above, the Take-over Bid is completed and a Participant did not, prior to the expiration of such exercise period, conditionally exercise the entire or any portion of the Option which such Participant could have exercised in accordance with the provisions of this Section 6.3, then, as of and from the


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


          expiry of such exercise period, the Participant shall cease to have any further right to exercise such Option, in whole or in part, and each such Option shall be deemed to have expired and shall be null and void.

     (e) In no event shall the Participant be entitled to sell the Specified Shares otherwise than pursuant to a Take-over Bid.

7.   ACCOUNTS AND STATEMENTS
     -----------------------

7.1  ACCOUNTS AND STATEMENTS.
     ------------------------

     The Company shall maintain records of the details of each Option granted to each Participant under the Plan, including the Date of Grant, Designated Number, the Option Price of each Option, the Vesting Date or Dates, the Latest Exercise Date or Dates, the number of Shares in respect of which the Option has been exercised and the maximum number of Shares which the Participant may still purchase under the Option. Upon request therefor from a Participant and at such other times as the Company shall determine, the Company shall furnish the Participant with a statement setting forth the details of his or her Options. Such statement shall be deemed to have been accepted by the Participant as correct unless written notice to the contrary is provided to the Company within thirty (30) days after such statement is given to the Participant.

8.   NOTICES, PAYMENTS, ETC.
     -----------------------

8.1  METHOD OF DELIVERY.
     -------------------

     Any payment, notice, statement, certificate or other instrument required or permitted to be given to a Participant or any person claiming or deriving any rights through him or her shall be given by:

     (a) delivering it personally to the Participant or to the person claiming or deriving rights through him or her, as the case may be; or

     (b) mailing it postage paid (provided that the postal service is then in operation) or delivering it to the address which is maintained for the Participant in the Company's records.

8.2  ADDRESS.
     --------

     Any payment, notice, statement, certificate or instrument required or permitted to be given to the Company shall be given by mailing it postage prepaid (provided that the postal service is then in operation) or delivering it to the Company at the following address:

          Astris Energi Inc.
          2175-6 Dunwin Drive
          Mississauga, Ontario
          L5L 1X2
          Attention: President


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


8.3  DEEMED DATE OF DELIVERY.
     ------------------------

     Any payment, notice, statement, certificate or other instrument referred to in Sections 8.1 or 8.2 hereof, if delivered, shall be deemed to have been given or delivered on the date on which it was delivered or, if mailed (provided that the postal service is then in operation), shall be deemed to have been given or delivered on the second Business Day following the date on which it was mailed.

9.   GENERAL
     -------

9.1  AMENDMENTS.
     -----------

     The Company shall have the power to, at any time and from time to time either prospectively or retrospectively, add to, amend, vary, cancel, discontinue or terminate the Plan or any Option granted under the Plan, subject to any approvals required under applicable law and any prior approvals required under the applicable rules of any stock exchange upon which Shares of the Company are listed. However, the Company may not amend or terminate this Plan in a manner which would deprive a Participant of any benefits that have accrued to the date of the amendment or termination.

9.2  RULES AND REGULATIONS.
     ----------------------

     The Company shall have the power to make such rules and regulations for the administration of this Plan, and to interpret the provisions hereof and such rules and regulations, as it shall in its sole discretion determines to be appropriate.

9.3  INTERPRETATION AND IMPLEMENTATION OF THE PLAN.
     ----------------------------------------------

     The determination by the Company of any question which may arise as to the interpretation or implementation of the Plan or any of the Options granted hereunder shall be final and binding on all Participants and other persons claiming or deriving rights through any of them.

9.4  SUCCESSORS AND ASSIGNS.
     -----------------------

     The Plan shall enure to the benefit of and be binding upon the Company and its successors and assigns.

9.5  NON-ASSIGNABILITY.
     ------------------

     The interest of any Participant under the Plan or in any Option shall not be transferable or alienable by him or her either by pledge, assignment or in any other manner whatsoever and, during his or her lifetime, shall be vested only in him or her, but shall thereafter enure to the benefit of and be binding upon the legal personal representatives of the Participant in accordance with the terms hereof.

9.6  COMPLIANCE.
     -----------

     The Company's obligation to issue Shares in accordance with the terms of this Plan and any Options granted hereunder is subject to compliance with the laws, rules and regulations of all public agencies and authorities applicable to the issuance and distribution of such Shares and to the listing of such Shares on any stock exchange on which any of the Shares of the Company may be listed. As a condition of participating in the Plan, each Participant agrees to comply with all such laws, rules and regulations and agrees to furnish to the Company all information and undertakings as may be required to permit compliance with such laws, rules and regulations.

9.7  SHAREHOLDER RIGHTS.
     -------------------

     No Participant shall have any rights as a shareholder in respect of Shares subject to an Option until such Shares have been paid for in full and issued.

9.8  LIMITED RIGHTS OF PARTICIPANTS.
     -------------------------------

     No Participant or other person shall have any claim or right to be granted Options under the Plan. Neither the Plan nor any action taken thereunder shall interfere with the right of the employer of a Participant to terminate that Participant's employment at any time. Neither any period of notice nor any payment in lieu thereof upon termination of employment shall be considered as extending the period of employment for the purposes of the Plan.

9.9  LEAVES OF ABSENCE AND DISABILITY.
     ---------------------------------

     The Board shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence or Disability of any Participant. Without limiting the generality of the foregoing, the Board shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan, and (ii) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any Participant who takes such leave of absence (including, without limitation, whether or not such leave of absence shall cause any Options to expire and the impact upon the time or times such Options shall become exercisable).

9.10 GOVERNING LAW.
     --------------

     This Plan and any Options granted hereunder shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

9.11 EFFECTIVE DATE.
     ---------------

     This Plan is hereby instituted and in effect as of the Effective Date, provided that (i) any Options granted prior to the approval of the Plan by the shareholders of the Company shall not be exercisable until such shareholder approval has been obtained, and (ii) the Plan and any Options granted under the Plan shall terminate the day after the next annual meeting of shareholders of the Company unless the Plan has been approved by shareholders at such meeting.

                       [LETTERHEAD OF ASTRIS ENERGI INC.]

TO:  [Name of Eligible Employee/Eligible Officer/Eligible Director]

     You have been designated as an [Eligible Employee/Eligible Officer/Eligible Director] under the 2000 Stock Option Plan of Astris Energi Inc. (the "Plan"), and assuming that you become a Participant in the Plan by signing this letter, the details of the non-assignable Option which has been granted to you under the Plan are as follows:

     (a)  Date of Grant:
                                                        ------------------------

     (b)  Designated Number (maximum
          number of shares which you may
          purchase under this Option):
                                                        ------------------------

     (c)  Option Price (price per share):
                                                        ------------------------

     (d)  Earliest Exercise Date:
                                                        ------------------------

     (e)  Latest Exercise Date:
                                                        ------------------------

     (f) Vesting Date and Designated Percentage (% of Designated Number you may purchase each year after the applicable Vesting Date):

          Vesting Date                          Designated Percentage
          ------------                          ---------------------

      If you agree to participate in the Plan and comply with its terms and conditions, please sign one copy of this letter and return it to
                                                                 --------------
by                        .
   -----------------------

                                        ASTRIS ENERGI INC.


                                        By:
                                           ------------------------------------
                                             Authorized Signing Officer

     I have read the Astris Energi Inc. 2000 Stock Option Plan and agree to comply with, and agree that my participation is subject in all respects to, its terms and conditions:

                                        ---------------------------------------
                                        (Signature)


                                        ---------------------------------------
                                        (Date)